Exhibit 10.5

KOSMOS ENERGY LTD.

AMENDMENT NUMBER THREE
TO CONSULTING AGREEMENT

THIS AMENDMENT NUMBER THREE TO CONSULTING AGREEMENT (this “Amendment”), dated effective as of October 1, 2013 (the “Effective Date”), by and between Kosmos Energy Ltd., a company incorporated under the laws of Bermuda (“Kosmos”), and John R. Kemp (“Kemp”). Unless specifically set forth otherwise, reference to the “parties” in this Amendment refers solely to Kosmos and Kemp.

WITNESSETH

WHEREAS, Kosmos and Kemp entered into a Consulting Agreement dated October 31, 2011 and amended effective as of January 1, 2012 and January 1, 2013 (collectively, the “Consulting Agreement”) pursuant to which Kemp serves as a consultant to perform such services as Kosmos may reasonably request from time to time during the term of the Consulting Agreement, in addition to his duties as a member of the Kosmos Board of Directors; and

WHEREAS, Kosmos and Kemp desire to amend certain provisions of the Consulting Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein and for other good  and  valuation consideration, the receipt and  sufficiency of  which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.             Capitalized Terms. All capitalized terms used but not defined in this Amendment shall have the same meaning as prescribed in the Consulting Agreement.

2.             Amendment of Section 2. Effective as of the Effective Date, Section 2 of the Consulting Agreement shall be amended by replacing the second sentence thereof in its entirety with the following:

“Thereafter, this Agreement shall automatically renew and continue for an indefinite period of time (such period of time is referred to in this Agreement as the “Renewal Term”), unless and until on or after November 1, 2013 either party gives the other party written notice of termination at least five (5) days in advance; provided, however, in no event shall the Renewal Term exceed twelve (12) months in duration.”

3.             Amendment of Section 3. Effective as of the Effective Date, Section 3 of the Consulting Agreement shall be amended by replacing the first sentence thereof in its entirety with the following:

“3. Compensation. As payment for Kemp’s fulfillment of the Consulting Services and covenants set forth in this Agreement, each month of the Renewal Term Kosmos shall pay and provide to Kemp: (i) $61,000 payable in arrears; and (ii) an award of 1,000 restricted common shares of Kosmos, or a restricted share unit award with respect to 1,000 common shares of Kosmos, as determined by the Compensation Committee of the Board of Directors of Kosmos in its sole discretion, to be granted by Kosmos to Kemp on the first day of each such month, if any, which award shall become 100% vested (and, in the case of an award of restricted share units, 100% of the common shares underlying such award shall become issuable on or within 30 days after the date of such vesting) at the expiration of the Renewal Term (collectively, the “Compensation”).  In the event the Renewal Term is terminated prior to the end of a calendar month, the Compensation for such calendar month shall be proportionately reduced based on the number of days remaining in such calendar month after the termination date, divided by the total number of days in such calendar month.”

4.             Execution and Delivery. This Amendment may be executed in several counterparts, all of which will together constitute a single agreement among the parties. Delivery by electronic transmission of an executed counterpart of the signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.

5.             No Other Amendments.  Except as  modified by  this  Amendment, all  provisions of  the  Consulting Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused this Amendment to be executed by their duly authorized representatives to be effective as of the Effective Date.

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Senior Vice President, General Counsel and Secretary

Date:	8/29/2013

/s/ John R. Kemp
JOHN R. KEMP

Date:	8/29/2013